SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	X

Check the appropriate box:

Preliminary Proxy Statement
Confidential, For Use of the Commission Only
X	Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-12

CalAmp Corp.
(Exact name of Registrant as specified in its Charter)

CalAmp Corp.
(Name of Person(s) Filing Proxy Statement)

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CalAmp Corp.
1401 N. Rice Avenue
Oxnard, CA 93030
(805) 987-9000

June 17, 2010

Dear Stockholder:

     You are cordially invited to attend the 2010 Annual Meeting of Stockholders of CalAmp Corp. to be held at the Westlake Village Inn, 31943 Agoura Road, Westlake Village, California 91361, on Thursday, July 29, 2010 at 10:00 a.m. local time. We describe in detail the actions we expect to take at our 2010 Annual Meeting in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     Please use this opportunity to take part in our affairs by voting on the business to come before the 2010 Annual Meeting. Only stockholders of record at the close of business on June 10, 2010 may vote at the 2010 Annual Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please vote as soon as possible by completing, signing, dating and returning the enclosed proxy promptly or submit your proxy over the Internet or by telephone. See "How do I vote? (Voting Procedures)" on page 2 of the following Proxy Statement for more details. Returning the paper proxy card or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

     You may receive an additional copy of our Annual Report on Form 10-K for the year ended February 28, 2010, or a copy of the exhibits to our Annual Report on Form 10-K, without charge by sending a written request to our Corporate Secretary at the address above.

     Thank you for your ongoing support of CalAmp Corp. We look forward to seeing you at our 2010 Annual Meeting.

Sincerely,

Richard B. Gold
Chief Executive Officer

YOUR VOTE IS IMPORTANT

     Even if you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly or submit your proxy over the Internet or by telephone. If you are a stockholder of record and attend the Annual Meeting in person, you may withdraw your proxy and vote in person. You will find information on submitting your proxy over the Internet or by telephone and information about voting in person at the Annual Meeting in the "Questions and Answers about the 2010 Annual Meeting and Voting" section of the following Proxy Statement beginning on page 2.

THANK YOU FOR ACTING PROMPTLY

CALAMP CORP.
PROXY STATEMENT
2010 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

CalAmp Corp.
1401 N. Rice Avenue
Oxnard, CA 93030
(805) 987-9000
__________________

PROXY STATEMENT
__________________

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Approximate Date of Mailing: June 17, 2010

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CalAmp Corp. (the "Company" or "CalAmp") of proxies for use at the 2010 Annual Meeting of Stockholders (the "Annual Meeting").

TIME AND DATE:	10:00 a.m. local time on Thursday, July 29, 2010.

PLACE:	Westlake Village Inn, 31943 Agoura Road, Westlake Village, CA 91361.

ITEMS OF BUSINESS:	1.	To elect six directors to hold office until the next meeting of Stockholders;

	2.	To ratify the selection of SingerLewak LLP as the independent auditing firm for the Company for the fiscal year ending February 28, 2011; and

	3.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

VOTING RIGHTS:
In order to vote, you must have been a stockholder at the close of business on June 10, 2010 (the "Record Date"). On the Record Date, CalAmp had issued and outstanding 27,644,293 shares of Common Stock, par value $0.01 per share ("Common Stock"), the only class of voting securities outstanding.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2010 Annual Meeting. Please read it carefully.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 29, 2010:

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement and Annual Report are available from Broadridge Investor Communication Services at: https://materials.proxyvote.com/128126. Broadridge does not use "cookies" or other tracking software that identifies visitors accessing this web site.

QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your "proxy," and you give the proxy authority to vote your shares by submitting the enclosed proxy card or voting by telephone or over the Internet. We have designated our Chairman, Frank Perna, and our Chief Executive Officer, Rick Gold, to serve as proxies for the Annual Meeting.

Why am I receiving these proxy materials?

The Board of Directors of CalAmp Corp., or CalAmp, is providing these proxy materials, consisting of the Proxy Statement, Proxy Card and our Annual Report for the year ended February 29, 2010, to you in connection with the solicitation of proxies for use at our Annual Meeting to be held on Thursday, July 29, 2010, at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. We are providing these proxy materials to all of our stockholders through U.S. mail unless a stockholder has specifically requested to receive these materials in electronic form via email or the Internet.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?

Most of our stockholders hold their shares through a broker or bank rather than directly in their own name. As summarized below, there are some distinctions between shares held "of record" and those owned beneficially.

Stockholder of Record. If your shares are held in certificate form that are registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares, the "Stockholder of Record." As the Stockholder of Record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name ("Beneficial Owner"). If your shares are held in electronic form in a brokerage or bank account, you are considered to be the Beneficial Owner with respect to those shares, and those shares are considered to be held in "street name". In this case, the broker or bank that holds your shares on your behalf is considered to be the Stockholder of Record.

How do I vote? (Voting Procedures)

Your vote is very important. Even if you plan to attend the Annual Meeting, we recommend that you submit your vote prior to the meeting, so that your vote will be counted if you later decide not to attend the meeting. You may vote your shares by one of several means, as described below:

Stockholders of Record can vote their shares by one of the following methods:

1.	By Mail

You can complete, sign and date the proxy card and return it in the prepaid envelope provided. If a Stockholder of Record returns the signed proxy card but does not indicate his or her voting preferences, the persons named in the proxy will vote the shares represented by that proxy as recommended by the Board of Directors.

2.	By Telephone or the Internet

Call the toll-free telephone number on the Notice and follow the recorded instructions; or access the secure website www.proxyvote.com through the Internet and follow the instructions. Please note that the telephone and Internet voting facilities will close at 11:59 p.m. Eastern Time on July 28, 2010, the day before the Annual Meeting.

3.	In Person at the Annual Meeting

Stockholders of Record may vote their shares in person at the Annual Meeting. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. You may also be represented at the Annual Meeting by another person if you execute a proper legal proxy designating that person.

Beneficial Owners may vote by one of the following methods:

1.	By Mail

You may vote by signing, dating and returning your voting instruction card that was provided to you by the broker or bank that holds your shares in the pre-addressed envelope provided.

2.	By Methods Listed on Voting Instruction Card

Please refer to your voting instruction card or other information provided by the broker or bank that holds your shares to determine whether you may vote by telephone or via the Internet, and follow the instructions on the voting instruction card or other information provided by the broker or bank.

3.	In Person at the Annual Meeting

If you are a Beneficial Owner of shares held in street name, you must obtain a legal proxy from the broker or bank that holds the shares on your behalf and present it to the Inspector of Election with your ballot in order to be able to vote in person at the Annual Meeting.

Beneficial Owners should note that due to a change in securities voting rules, the Election of Directors (Proposal One) is a "non-discretionary" item. If you are a Beneficial Owner and you do not instruct your broker or bank how to vote with respect to the election of directors, your broker or bank may not vote with respect to this proposal and those votes will be counted as "broker non-votes." See "What if I don't vote for all of the items listed on my proxy card, or what happens if I abstain or my broker does not vote?" for more information regarding broker non-votes.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, July 29, 2010, at the Westlake Village Inn, 31943 Agoura Road, Westlake Village, California 91361 at 10:00 a.m. local time.

Who is soliciting my vote?

The proxy is solicited on behalf of the Board of Directors of the Company (the “Board” or “Board of Directors”). The proxy will be used at our Annual Meeting. The only solicitation materials to be sent to stockholders will be this Proxy Statement and the accompanying proxy. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors also intends to solicit the Proxies held on behalf of stockholders by brokers or banks. The Company will pay all reasonable expenses by such holders for mailing the solicitation material to the stockholders for whom they hold shares. All solicitation expenses are being paid by the Company.

Will the Annual Meeting be webcast?

We do not expect to webcast the 2010 Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote.

As of the Record Date, we had 27,644,293 shares of outstanding Common Stock, which were held by approximately 1,800 Stockholders of Record.

What is the purpose of the Annual Meeting or what proposals will be voted on at the Annual Meeting?

You will be voting on:
  The election of six directors to serve until our next annual meeting of stockholders or in each case until their successor is duly elected and qualified;

  The ratification of the selection of SingerLewak LLP as our independent auditing firm for the fiscal year ending February 28, 2011; and

  Any other business that may properly come before the 2010 Annual Meeting.
What are the Board of Directors' recommendations?

The Board of Directors recommends a vote:
  For the re-election of the six nominees for director identified in Proposal One;

  For the ratification of the selection of SingerLewak LLP as our independent auditing firm for the fiscal year ending February 28, 2011 (Proposal Two); and

  For or against other matters that come before the Annual Meeting, as the proxy holders deem advisable.
How many votes do I have?

You will have one vote for each share of our Common Stock you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the Stockholder of Record or were held for you as the Beneficial Owner through a broker or bank.

How many votes can be cast by all stockholders?

You are entitled to one vote for each share of Common Stock held on each matter considered at the Annual Meeting. We had 27,644,293 shares of Common Stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting, i.e., what constitutes a quorum?

A quorum, which is a majority of our outstanding shares as of the Record Date, must be present in person or by proxy in order to hold the Annual Meeting and to conduct business. Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.

If a quorum is not present at the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of any adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than thirty days, or if after the adjournment a new record date is set for the adjourned meeting.

How many votes are required to elect the directors and adopt the other proposals?

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Election of directors. If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. You may vote either "for" or "withhold" for each director nominee. A properly executed proxy marked "withhold" with respect to the election of the directors will not be voted with respect to the directors and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.

Ratification of the appointment of SingerLewak LLP. For the ratification of the appointment of SingerLewak LLP as our independent auditing firm for the fiscal year ending February 28, 2011, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval. You may vote "for," "against," or "abstain" on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

What if I don't vote for some of the items listed on my proxy card but I deliver a signed proxy card?

If you return your signed proxy card or voting instruction card but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

What is the effect if I don't cast my vote?

Stockholders of record – If you are a Stockholder of Record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Beneficial Owner – If you are a Beneficial Owner it is critical that you cast your vote if you want it to count in the Election of Directors (Proposal One). In previous years, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in the relevant regulations were made to eliminate the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of SingerLewak as our independent auditing firm (Proposal Two).

What if I don't vote for all of the items listed on my proxy card, or what happens if I abstain or my broker does not vote?

If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Because our directors are elected based on a plurality vote, if you abstain from voting on the proposal to re-elect the directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposal to ratify the appointment of SingerLewak as our independent auditing firm, your abstention will have the same effect as a vote against the proposal.

Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the Beneficial Owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may vote your shares "for" routine matters but expressly indicate that the broker is NOT voting on non-routine matters. A "broker non-vote" occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

If you are a Beneficial Owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the approval of SingerLewak as our independent auditing firm even if the broker does not receive voting instructions from you. However, because of a change in securities voting rules, if you are a Beneficial Owner your broker or bank does not have discretionary authority to vote on the re-election of directors, so it is very important that you instruct your broker or bank how to vote on the proposals.

What are the voting requirements to re-elect the directors and to approve the other proposal discussed in this proxy statement?

To elect our directors and approve the other proposal being considered at the Annual Meeting, the voting requirements are as follows:

Discretionary
	Vote	Voting
Proposal	Required	Permitted?
Election of Directors	Plurality	No

Ratification of SingerLewak LLP	Majority	Yes

"Discretionary Voting Permitted" means that brokers or banks who are member organizations of The New York Stock Exchange (regardless of the exchange on which the issuer is listed) will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker or bank does not receive voting instructions from you.

"Plurality" means a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

"Majority" means a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the specified matter.

What should I do if I change my mind after submitting a proxy?

If you are a Stockholder of Record, you may revoke a previously submitted proxy at any time before it is voted at the Annual Meeting. In order to revoke a proxy, you must do one of the following prior to the taking of the vote at the Annual Meeting:
  Provide written notice of revocation to Corporate Secretary, c/o CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030;

  Deliver a valid proxy bearing a later date or submit a new later dated proxy by telephone or over the Internet; or

  Attend the Annual Meeting and vote in person and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).
However, please note that if you are a Beneficial Owner of shares held in street name, you may revoke your proxy by timely submitting new voting instructions to your broker or bank, or by obtaining a legal proxy from the broker or bank that holds your shares giving you the right to vote the shares in person at the Annual Meeting.

All shares that have been properly voted by proxy without timely revocation will be voted at the Annual Meeting.

How can I elect to receive my proxy materials electronically by email?

Stockholders of Record – To receive future copies of our proxy materials by email, registered stockholders should go to www.proxyvote.com and follow the enrollment instructions. Upon completion of enrollment, you will receive an email confirming the election to use the online services. The enrollment in the online program will remain in effect until the enrollment is cancelled.

Beneficial Owners – Most Beneficial Owners can elect to receive an email that will provide a link to the electronic versions of the proxy materials. To view a listing of participating brokerage firms and enroll in the online program, Beneficial Owners should go to www.proxyvote.com and follow the enrollment instructions. The enrollment in the online program will remain in effect for as long as the brokerage account is active or until the enrollment is cancelled.

Enrolling to receive our future proxy materials online will save us the cost of printing and mailing documents, as well as help preserve our natural resources.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of Stockholders of Record entitled to vote will be available at the 2010 Annual Meeting and for 10 days prior to the Annual Meeting for any purpose relevant to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, at our corporate office located at 1401 North Rice Avenue, Oxnard, California 93030. Please contact Rick Vitelle, Chief Financial Officer and Corporate Secretary, to make arrangements.

Will stockholders be entitled to cumulative voting?

No, stockholders may not use cumulative voting because our current certificate of incorporation does not provide for this. If cumulative voting were applicable, stockholders would be able to cast a number of votes equal to the number of shares of stock held by the stockholder and to cast all those votes for a single director nominee or to distribute them among two or more nominees.

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

CalAmp will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, and mailing of proxy materials. We may also reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses associated with forwarding these proxy materials to you. Proxies may also be solicited by certain of our directors, officers, and other employees, without additional compensation, personally or by other means.

Who will tabulate the votes?

Broadridge Investor Communications Services will tabulate the proxies and will provide the Company with the preliminary results of the voting on the day of the Annual Meeting.

What is the deadline for receipt of stockholder proposals for the 2011 Annual Meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings, as described below:

Requirements for stockholder proposals to be considered for inclusion in our proxy materials – Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2011 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than February 15, 2011 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Requirements for stockholder proposals to be brought before an annual meeting – Our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by any stockholder entitled to vote who has timely delivered written notice to our secretary during the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Governance and Nominating Committee as a potential nominee for director, see the procedures discussed in "Governance and Nominating Committee – Requirements for stockholder recommendations of a candidate to our Board."

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors, or (3) by a stockholder who has timely delivered written notice which sets forth all information required by our bylaws to our Corporate Secretary during the Notice Period (as defined below).

The "Notice Period" for any meeting of stockholders is defined as the period not less than 60 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

How can I communicate with CalAmp's outside directors?

Stockholders may contact any of our directors by writing to them c/o the Corporate Secretary, CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030.

Where can I view CalAmp's corporate documents and SEC filings?

Our website contains our Code of Business Conduct, charters of our Board committees, and SEC filings (including Section 16 filings by our officers and directors). To view these materials, go to www.calamp.com. For the Code of Business Conduct and charters, from the home page click on the "About Us" tab, then click on "Governance". For SEC filings, from the home page click on the "Investor Relations" tab, and then click on "SEC Filings".

How do I find out the voting results?

We have engaged Broadridge Investor Communications Services to serve as the vote tabulator for the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days of the Annual Meeting.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders of Record may contact our transfer agent, American Stock Transfer, by calling (718) 921-8261 or by writing to American Stock Transfer, attention Donna Ansbro, 59 Maiden Lane, New York, NY 10038, or visit their website at www.amstock.com to obtain more information about these matters.

Terms of the Proxy

The enclosed proxy indicates the matters to be acted upon at the Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the proxy holder shall vote for or be without authority to vote on any or all candidates. The proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

Where a stockholder has appropriately directed how the proxy is to be voted, the shares will be voted in accordance with the stockholder's direction. In the absence of instructions, shares represented by valid proxies will be voted in favor of the nominees for director and in favor of all proposals set forth in the Notice of Meeting and this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the persons named in the proxy will vote or refrain from voting in accordance with their best judgment. A proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to the Corporate Secretary of the Company or by filing a duly executed proxy bearing a later date. Stockholders of Record may also vote in person if they attend the Annual Meeting even though they have executed and returned a proxy. See “What should I do if I change my mind after submitting a proxy?” on page 6 for more details.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Company has established corporate governance practices designed to serve the best interests of the Company and its stockholders. The Company is in compliance with the current corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002 and NASDAQ. The Company may make additional changes to its policies and procedures in the future to help ensure continued compliance with developing standards in the corporate governance area.

     Board Leadership Structure

Since 1997, CalAmp's Board of Directors has had an independent chairman who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. However, the Board reserves the right to modify this policy based on changes in our organization or business environment. The Board believes continued flexibility with respect to separating or combining the roles is the best approach at this time so as to provide the most appropriate leadership structure as we are required to adapt and respond to new challenges and a rapidly changing business and regulatory environment.

In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. The Chairman of the Board also communicates with the Chief Executive Officer on a regular basis. This structure ensures a greater role of oversight for the independent directors, with the Chairman of the Board serving as a key interface between the independent directors and our management. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

     Board Oversight of Risk

The Board of Directors is responsible for oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee the most critical risks relating to our business, allocate responsibilities for the oversight of risks among the full Board and its committees, including its Audit, Compensation, Governance and Nominating, and Corporate Development Committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process and risk is inherently tied to our strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board is responsible for oversight and direction, management is charged with identifying risk and establishing appropriate internal processes and an effective internal control environment to identify and manage risks and to communicate information about risk to the Board. Committees of the Board also play an important role in risk oversight, including the Audit Committee, which oversees our processes for assessing risks and the effectiveness of our internal controls. In fulfilling its duties, the Audit Committee considers information from our independent auditing firm, SingerLewak LLP. Additionally, the Compensation Committee periodically reviews the Company’s compensation policies and profile with management to ensure that compensation supports the Company’s goals and strategic objectives without creating risks that may have a material adverse effect on the Company.

     Director Independence

The Board of Directors presently consists of six members, five of whom are independent. A director’s independence is determined by the Board of Directors pursuant to the rules of NASDAQ. The Board has determined that each director is independent, with the exception of Rick Gold, the Company's Chief Executive Officer.

     Executive Sessions

Non-management directors of the Board and Board committees meet in executive session routinely and regularly. During the executive sessions, the non-management directors have access to the Chief Executive Officer and other management officials. The Chairman of the Board or the Chair of the Board committee, as applicable, presides over these executive sessions.

     Number of Directorships

The Company has a policy that limits the number of public company boards that its directors may serve on. Under this policy, directors who also serve as CEOs or in equivalent positions should not serve on more than two other public company boards in addition to the CalAmp Board, and other directors should not serve on more than five public company boards in addition to the CalAmp Board.

     Director Stock Ownership

The Company has stock ownership guidelines for directors and executive officers. Pursuant to these guidelines directors are expected to own shares of the Company’s common stock with an aggregate acquisition date market value of at least three times the amount of the annual base retainer, which is currently $40,000. The stock ownership guidelines for executive officers are discussed on page 27.

     Changes in Director Occupation or Status

The Company has a policy that requires a director to tender a letter of resignation to the Chair of the Governance and Nominating Committee in the event the director's principal occupation or business affiliation changes substantially from the position he or she held when the director originally joined the Company's Board of Directors.

     Attendance of Directors at Annual Meetings

It is a policy of the Board of Directors that attendance of all directors at the annual meeting of stockholders is strongly encouraged but is not required. All of the Company's directors attended last year's annual meeting.

     Identifying and Evaluating Nominees for Directors

Pursuant to the policy set forth in the charter of the Governance and Nominating Committee, the Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee’s policy is to assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee may consider various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders or other parties such as retained recruiting firms. These candidates will be evaluated at meetings of the Governance and Nominating Committee, and may be considered at any point during the year. As described below, the Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Governance and Nominating Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Governance and Nominating Committee.

     Contacting the Board of Directors

Stockholders interested in communicating directly with the Board of Directors, any committee of the Board, the Chairman, or the non-management directors as a group may do so by sending a letter to the CalAmp Board of Directors, c/o Corporate Secretary, CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030. The Corporate Secretary will review the correspondence and forward it to the Chairman of the Board, Chair of the Governance and Nominating Committee, Audit Committee or to any individual director, group of directors or committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to CalAmp's business and financial operations, policies and corporate philosophies.

     Code of Business Conduct

The Company has a written Code of Business Conduct and Ethics ("Code of Business Conduct") that applies to all of the Company's directors, officers and employees. Section 14 of this Code of Business Conduct contains a Financial Management Code of Ethics that applies specifically to the Company's Chief Executive Officer and all finance and accounting employees, including the Company's senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder. The Code of Business Conduct is available on the Company's corporate website at www.calamp.com. In the event that the Company makes changes in, or provides waivers from, the provisions of this Code of Business Conduct that are required to be disclosed by SEC regulations, the Company intends to disclose these events on its corporate website.

COMMITTEES OF THE BOARD

The Board of Directors has delegated certain of its authority to four committees: the Audit Committee, the Compensation Committee, the Corporate Development Committee, and the Governance and Nominating Committee. These four Board committees operate under written charters defining their functions and responsibilities. The charters of these committees are available on the Company's website at www.calamp.com.

The following table provides membership for each of the Board committees during fiscal 2010 to the present.

			Corporate	Governance
Name	Audit	Compensation	Development	and Nominating
Frank Perna, Jr.	X	X	X	X
Kimberly Alexy		X	X*
Bert Moyer	X*		X
Thomas Pardun		X*		X
Larry Wolfe	X			X*

*	Committee Chair.

     Audit Committee

The primary functions of the Audit Committee are to review and approve the scope of audit procedures performed by the Company's independent auditors, to review the audit reports rendered by the Company's independent auditors, to monitor the internal control environment within the Company, and to pre-approve the fees for all audit and non-audit services charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and makes recommendations with respect to its findings. The Board of Directors has determined that Mr. Moyer is an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that each member of the Audit Committee is independent as defined in the rules of NASDAQ. See also the Report of the Audit Committee beginning on page 19.

     Compensation Committee

The primary functions of the Compensation Committee are to review and make recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and non-employee directors, and to administer the Company's stock option plans. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the rules of NASDAQ. See also the Compensation Discussion and Analysis beginning on page 23.

     Corporate Development Committee

The primary functions of the Corporate Development Committee are to assist Company management and the Board of Directors to evaluate proposed corporate development transactions, including any proposed acquisition or disposition of assets, operations or businesses by merger, acquisition or disposition, business combination or other means, and proposed financing transactions, including issuances of debt and equity.

     Governance and Nominating Committee

The primary functions of the Governance and Nominating Committee are to review and make recommendations on the composition of the Board and its committees, to evaluate and recommend candidates for election to the Board, and to review and make recommendations to the full Board on corporate governance matters. The Board of Directors has determined that each member of the Governance and Nominating Committee is independent as defined in the rules of NASDAQ. The Governance and Nominating Committee has the authority to obtain advice and assistance from, and receive appropriate funding from CalAmp for, outside legal, accounting or other advisors as the Committee deems necessary to assist it in the performance of its functions.

The bylaws of CalAmp permit stockholders to nominate director candidates to stand for election to the Board at an annual meeting of stockholders. Nominations may be made by the Board or by any stockholder. Under the Company's bylaws, a stockholder may nominate a person for election as a director at a particular stockholder meeting only if written notice has been given to the Company not later than 60 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Governance and Nominating Committee, c/o Corporate Secretary, CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030.

The policy of the Governance and Nominating Committee is to consider properly made stockholder nominations for directors as described above. In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with CalAmp’s interests.

The Governance and Nominating Committee has adopted a director diversity policy pursuant to which it will consider and evaluate director candidates in the context of an assessment of the anticipated needs of the Board as a whole in order to achieve a diversity of occupational and personal backgrounds and a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company's business.

Board of Director and Committee Meeting Attendance

In fiscal year 2010, the Board of Directors held 13 meetings, the Audit Committee held 5 meetings, the Compensation Committee held 8 meetings, the Corporate Development Committee held 3 meetings, and the Governance and Nominating Committee held 2 meetings. All directors attended more than 75% of the aggregate meetings of the Board and committees on which the directors serve that were held during fiscal year 2010.

COMPENSATION OF DIRECTORS

The following table shows all compensation awarded to, or earned by or paid to, each of the Company's non-employee directors in fiscal 2010.

	Fees Earned	Grant Date
	or Paid	Fair Value for
Name	in Cash	Stock Awards	Total
	(A)	(B)
Frank Perna, Jr.	$86,250	$36,000	$122,250
Kimberly Alexy	53,750	36,000	89,750
A.J. "Bert" Moyer	66,250	36,000	102,250
Thomas Pardun	57,500	36,000	93,500
Larry Wolfe	53,750	36,000	89,750

(A)	Under the Company's director cash compensation plan adopted in August 2005 and revised in August 2007, non-employee directors of the Company are each paid cash fees as follows:

	1.	A base annual retainer of $40,000.

	2.	Incremental retainers above the base annual retainer as follows:

Annual retainer for each Board committee served on	$5,000
Additional retainer for Chair of Audit Committee	$15,000
Additional retainer for Chairs of other Board committees	$5,000
Additional retainer for Chairman of the Board	$25,000

All directors are paid 1/12th of their retainer amounts each month for as long as they serve.

(B)
On July 30, 2009, each incumbent non-employee director received a restricted stock grant of 20,000 shares that had a grant date fair value of $36,000, calculated in accordance with FASB ASC Topic 718. These restricted stock awards will vest on July 29, 2010, the date of the Annual Meeting. In addition to these shares of restricted stock, at February 28, 2010, Messrs. Perna, Moyer, and Pardun held options to purchase 12,000, 26,000 and 4,899 shares, respectively, of the Company's common stock.

Pursuant to the provisions of the Company's 2004 Incentive Stock Plan as amended, on the day of each annual meeting of stockholders at which directors are elected, each non-employee director shall receive an equity award consisting of some combination of stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and stock bonuses not to exceed 20,000 shares of Company stock.

Directors are also reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Directors who are also executive officers of the Company receive no additional compensation for their services on the Board.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL ONE – ELECTION OF DIRECTORS

A board of six directors will be elected at the Annual Meeting. At the Annual Meeting, it is intended that the shares of Common Stock represented by each proxy, unless otherwise specified on the proxy, will be voted for the election to the Board of Directors of each of the six nominees set forth below. Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting. The term of office of each person elected as director will continue until the next Annual Meeting of Stockholders, or until his or her successor has been elected and qualified.

The Board of Directors recommends a vote "FOR" each of the six nominees.

In the event that any of the nominees for director listed below should become unavailable for election for any currently unforeseen reason, the persons named in the accompanying proxy have the right to use their discretion to vote for such other person as may be determined by the holders of such proxies. To the best of the Company's knowledge, all nominees are and will be available to serve.

The following table sets forth the name and age of each nominee for director, the calendar year each was first elected as a director and the positions each currently holds with the Company:

Name	Age	Capacities in Which Served	Director Since
Frank Perna, Jr.	72	Chairman of the Board of Directors	2000
Kimberly Alexy	40	Director	2008
Richard Gold	55	Director and Chief Executive Officer	2000
A.J. "Bert" Moyer	66	Director	2004
Thomas Pardun	66	Director	2006
Larry Wolfe	59	Director	2008

Frank Perna, Jr. has been a director of the Company since May 2000 and Chairman of the Board since February 2008. He is Chairman Emeritus of MSC Software, where he served as Chairman and Chief Executive Officer from 1998 to 2005. Mr. Perna was Chairman and Chief Executive Officer of EOS Corporation from 1994 to 1998, and was President and Director (Chief Executive Officer from 1990) of Magnetek from 1984 to 1993. Mr. Perna also serves as a director of Ping Identity Corp., a venture-funded provider of software and intelligent services for identity validation, and Interneer, Inc., a private company providing products and services for web-based enterprise applications. He also serves on the Board of Trustees of Kettering University. Mr. Perna holds a BS degree in Mechanical Engineering from Kettering University, a Master's degree in Electrical Engineering from Wayne State University, and an MBA from Massachusetts Institute of Technology.

We believe Mr. Perna's experience as CEO of several technology companies and his 10 years of service on CalAmp's Board, including the last 2 years as Chairman, make him qualified to serve as one of our directors.

Kimberly Alexy was appointed a director of the Company in June 2008. She is the Principal of Alexy Capital Management, a private investment management firm that she founded in 2005. From 1998 to 2003, she was senior vice president and managing director of equity research for Prudential Securities, where she served as principal technology hardware analyst for the firm. Prior to joining

Prudential, Ms. Alexy was vice president of equity research at Lehman Brothers, where she covered the computer hardware sector, and assistant vice president of corporate finance at Wachovia Bank. Ms. Alexy also serves as a director of SouthWest Water Company, a water and wastewater public utility and system operator, and SMART Modular Technologies (WWH), Inc., a supplier of memory modules and solid state drives. She also served on the boards of Dot Hill Systems Corp., a provider of networked storage and data management systems, from December 2005 until May 2010, and Maxtor Corporation from August 2005 until May 2006, when Maxtor was acquired by Seagate Technology LLC. Ms. Alexy is a Chartered Financial Analyst (CFA), and holds a BA degree in Psychology from Emory University and an MBA with a concentration in Finance and Accounting from the College of William and Mary.

Ms. Alexy's extensive experience in the financial services industry, including her positions as a technology equity research analyst, brings an institutional investor perspective to our Board. We believe this, combined with her service on other public company boards, qualify her to serve as one of our directors.

Richard Gold joined the Company in February 2008 and was appointed President and Chief Executive Officer in March 2008. In April 2010, Mr. Gold relinquished the title of President but retained the title of CEO in conjunction with the promotion of Michael Burdiek to President and Chief Operating Officer. Mr. Gold has been a director of the Company since December 2000 and served as Chairman of the Board from July 2004 to February 2008. Prior to joining the Company, Mr. Gold was a Managing Director of InnoCal Venture Capital, a position he held from 2004 to 2008. From 2002 until 2004, he served as President and Chief Executive Officer of Nova Crystals, Inc., a supplier of optical sensing equipment. He was Chairman of Radia Communications, Inc., a supplier of wireless communications semiconductors, from 2002 to 2003. Prior to this, he was the President and Chief Executive Officer of Genoa Corp. and Pacific Monolithics, Inc., and Vice President and General Manager of Adams-Russell Semiconductor. He began his career as an engineer with Hewlett-Packard Co. Mr. Gold received a BS degree in Engineering Physics from Cornell University, an MBA from Northeastern University, and an MS and PhD in Electrical Engineering from Stanford University.

We believe Mr. Gold's extensive experience in the technology industry – as an engineer, entrepreneur, executive, and venture capitalist – and his 10 years of service on CalAmp's Board, including 4 years as Chairman, make him qualified to serve as one of our directors.

A.J. "Bert" Moyer has been a director of the Company since February 2004. Mr. Moyer, a business consultant and private investor, served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications, from 1998 until 2000, and he subsequently served as a consultant to QAD, assisting in the Sales Operations of the Americas Region. Prior to joining QAD in 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company based in Irvine, California, from 1995 to 1998. Earlier in his career Mr. Moyer served as Chief Financial Officer of Western Digital, National Semiconductor and Coldwell Banker. Mr. Moyer currently serves on the boards of Collectors Universe, Inc., a company engaged in authentication and grading services for high-end collectibles, Virco Manufacturing Corporation, which designs and produces furniture for the commercial and education markets, LaserCard Corporation, a manufacturer of optical data storage ID cards and services, Occam Networks, Inc., a provider of broadband networking equipment that enables telephone companies to deliver voice, data and video services, and MaxLinear, Inc., a provider of semiconductor products for broadband communications. Mr. Moyer received a BS degree in Finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. In 2008, Mr. Moyer earned a Professional Director Certification from the Corporate Directors Group.

We believe Mr. Moyer's many years of financial management and manufacturing industry experience, including experience as CFO of large public and private companies, and his service on the board of directors of several other companies, bring financial and accounting knowledge to our Board and qualify him to serve as one of our directors. Mr. Moyer also qualifies as an “audit committee financial expert”.

Thomas Pardun was appointed a director of the Company in June 2006. Mr. Pardun is Chairman of the Board of Western Digital Corporation, a leading information storage provider, where he has served as a director since 1993. Mr. Pardun was President of MediaOne International, Asia-Pacific (previously U.S. West International), an owner/operator of international properties in cable television, telephone services and wireless communications, from May 1996 until his retirement in July 2000. Before joining U.S. West, Mr. Pardun was President of the Central Group for Sprint and previously held a variety of management positions during a 19-year tenure with IBM. In addition to his service on the board of Western Digital, Mr. Pardun serves as a director of Occam Networks, Inc., a provider of broadband networking equipment that enables telephone companies to deliver voice, data and video services, Finisar Corporation, a provider of optical products for high-speed data communications, and MaxLinear, Inc., a provider of semiconductor products for broadband communications. Mr. Pardun also served as a director of Exabyte Corporation, a provider of tape storage solutions, until November 2006. Mr. Pardun received a Bachelor's degree in Business Administration with emphasis in Economics and Marketing from the University of Iowa and Management School Certificates from Harvard Business School, Stanford University and The Tuck School of Business at Dartmouth College.

We believe Mr. Pardun's executive management experience with large telecommunication companies, his many years of management experience with other technology companies, and his extensive service as a director on the boards of public companies bring valuable industry knowledge and practical experience to our Board and qualify him to serve as one of our directors.

Larry Wolfe was appointed a director of the Company in June 2008. From 2006 to January 2010, Mr. Wolfe was the President and CEO of Taxcient, Inc., a privately held provider of sales and use tax compliance software and services. In January 2010, Taxcient was merged with Avalara, Inc., at which time Mr. Wolfe joined Avalara's Board of Advisors. From 2002 to 2006, Mr. Wolfe served as a director of QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications. From 1987 until 2001, Mr. Wolfe was employed by Intuit Inc. and certain predecessor companies, most recently as senior vice president responsible for the tax division. In addition to his role as senior vice president, Mr. Wolfe was vice president and general manager of Intuit's Personal Tax Group where he guided the successful launch of the online version of TurboTax for web-based tax return preparation and filing services. Mr. Wolfe is also a former board member of the San Diego Software Industry Council. Earlier in his career, Mr. Wolfe was a managing partner at two certified public accounting firms, Wolfe & Co. and Strand Wolfe & Lutton. He began his career at the accounting firm Deloitte Haskins & Sells, where he earned his CPA license. Mr. Wolfe received a BS degree in Business Administration from the University of Southern California.

We believe Mr. Wolfe's experience as a successful entrepreneur and executive in the financial software industry, his several years of service on the board of another public company, and his public accounting background bring a unique perspective to our Board and qualify him to serve as one of our directors.

Required Vote

     The nominees receiving the highest number of affirmative votes of the holders of shares of outstanding stock entitled to vote and present at the meeting, either in person or by proxy, will be re-elected as directors.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RE-ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO – RATIFICATION OF INDEPENDENT AUDITING FIRM

General

At the Annual Meeting, we are seeking ratification of the appointment of SingerLewak LLP ("SingerLewak") as our independent auditing firm for our fiscal year 2011. SingerLewak has served as the Company's independent auditing firm beginning with fiscal year 2009. A representative of SingerLewak is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee of the Board of Directors has appointed SingerLewak as our independent auditing firm to audit our consolidated financial statements for the fiscal year ending February 28, 2011. In the event the stockholders fail to ratify the appointment of SingerLewak as our independent auditing firm, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time if the Audit Committee believes that such a change would be in the best interests of CalAmp and its stockholders. Stockholder ratification of the selection of SingerLewak is not required by our bylaws or otherwise. The Board of Directors is submitting the selection of SingerLewak to the stockholders for ratification as a matter of good corporate practice.

Fees

     Fees of SingerLewak during the fiscal 2010 and 2009 fiscal years are summarized below:

	Fiscal 2010	Fiscal 2009
	Fees	Fees
Audit fees	$354,200	$506,000
Audit-related fees	$8,400	$4,700
Tax fees	$18,300	$15,000
All other fees	$-0-	$-0-

The amount shown for "Audit fees" in fiscal 2009 includes fees related to the audit of internal control in connection with the issuance by SingerLewak of its report on the effectiveness of the Company's internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. This auditor's report on internal control was not required for fiscal 2010. The amount shown for “Audit-related fees” represents fees for advising on the adoption of new accounting pronouncements and on the accounting treatment of various transactions. The amount shown for "Tax fees" represents income tax advisory services. In addition to the foregoing fees paid to SingerLewak for fiscal years 2010 and 2009, the Company paid fees of $64,000 and $63,600 in fiscal 2010 and 2009, respectively, to another public accounting firm to assist the Company with management's assessment of internal control over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act. The Audit Committee pre-approved all of the foregoing fees in accordance with the Audit Committee's pre-approval policy described below.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members, and the member or members to whom such authority is delegated must report any pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate its responsibilities to pre-approve services performed by the independent auditor to management. The Audit Committee's pre-approval policy includes a list of prohibited non-audit services, such as financial information systems design and implementation, that the independent auditor cannot perform for the Company under any circumstances.

Determination of Independence

The Audit Committee has determined that the provision of the above non-audit services by SingerLewak LLP is compatible with their maintenance of accountant independence.

Required Vote

Ratification of the appointment of SingerLewak LLP requires the affirmative vote of a majority of the outstanding shares of our stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SELECTION OF SINGERLEWAK LLP TO SERVE AS OUR INDEPENDENT AUDITING FIRM FOR OUR 2011 FISCAL YEAR AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee operates under a written charter that was adopted by the Board in May 2001 and last amended in October 2004, a copy of which is available on the Company's website at www.calamp.com. The Audit Committee consists of three directors, none of whom were or are officers or employees of the Company. The current members of the Audit Committee are A.J. "Bert" Moyer, who serves as Chair, Frank Perna, Jr. and Larry Wolfe. Each is an "independent" director within Section 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules.

Duties of the Audit Committee during the period covered by this Report were to:
  oversee the Company's internal accounting and operational controls as well as its financial and regulatory reporting,

  select the Company's independent auditors and assess their performance on an ongoing basis,

  review the Company's interim and year-end financial statements and audit findings with management and the Company's independent auditors, and take any action considered appropriate by the Audit Committee and the Board, review the Company's general policies and procedures regarding audits, accounting and financial controls, the scope and results of the auditing engagement, and the extent to which the Company has implemented changes suggested by the auditors, review the results of each audit by the Company's independent accountants and discuss with them any factors, including, without limitation, the provision of any non-audit services, that may affect their independence, perform other oversight functions as requested by the full Board, and report activities performed to the full Board.
Management is responsible for the Company's internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee reviewed CalAmp's audited financial statements for the fiscal year ended February 28, 2010 and discussed these financial statements with both the management of the Company and SingerLewak LLP ("SingerLewak"), CalAmp's independent public accountants. The Company's management, which has primary responsibility for the Company's financial statements, represented to the Audit Committee that its audited financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee also discussed with SingerLewak the matters required to be discussed by Statement on Auditing Standards (SAS) No. 114, "The Auditor’s Communication With Those Charged With Governance." The Audit Committee also received from SingerLewak the written disclosures and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with SingerLewak the independence of that firm. For the fiscal year ended February 28, 2010, SingerLewak received fees for the audit of CalAmp's consolidated financial statements and for related tax advisory services. The Audit Committee also considered whether the provision of these services is compatible with maintaining the independence of SingerLewak.

Based on the review and discussions as described above, and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2010.

During fiscal 2010, management evaluated the Company's system of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates at its meetings. Once the documentation, testing and evaluation were completed, the Audit Committee reviewed and discussed with management its assessment and report on the effectiveness of the Company's internal control over financial reporting as of February 28, 2010. The Company filed this report with the SEC in its Annual Report on Form 10-K for the fiscal year ended February 28, 2010.

Also during fiscal 2010, the Audit Committee met with SingerLewak, with and without management present, to discuss the results of its quarterly reviews and annual audit and its observations and recommendations regarding the Company's internal control over financial reporting.

AUDIT COMMITTEE
A.J. "Bert" Moyer, Chair
Frank Perna, Jr.
Larry Wolfe

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of June 10, 2010 by (i) each person or entity who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and nominee for director, (iii) each individual appearing in the Summary Compensation Table appearing elsewhere in this Proxy Statement that was serving as an executive officer at the end of the latest fiscal year, and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders that relate to voting or investment power over its Common Stock.

	Shares
	Beneficially		Ownership
Name and Address of Beneficial Owner (1)	Owned (2)(3)		Percent (4)
Frank Perna, Jr., Chairman of the Board of Directors	323,000		1.2%
Kimberly Alexy, Director	39,140		*
Richard Gold, Chief Executive Officer and Director	870,661		3.1%
A.J. "Bert" Moyer, Director	79,500		*
Thomas Pardun, Director	107,899		*
Larry Wolfe, Director	49,140		*
Michael Burdiek, President and Chief Operating Officer	358,858		1.3%
Garo Sarkissian, Vice President Corporate Development	211,139		*
Richard Vitelle, Vice President Finance and CFO	586,230		2.1%
All directors and executive officers as a group (9 persons)	2,625,567		9.2%
Dimensional Fund Advisors L.P.	1,579,842	(5)	5.7%

*	Less than 1.0% ownership

(1)	The address of each named officer and director is c/o CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030.

(2)	Amounts include shares purchasable upon exercise of stock options that were exercisable as of June 10, 2010 or within 60 days thereafter, in the following amounts:

Frank Perna, Jr.	12,000
Richard Gold	222,000
A.J. "Bert" Moyer	26,000
Thomas Pardun	4,899
Michael Burdiek	175,000
Garo Sarkissian	82,500
Richard Vitelle	342,500
All officers and directors as a group	864,899

(3)	Amounts include shares purchasable upon exercise of warrants that were exercisable as of June 10, 2010 in the following amounts:

Frank Perna, Jr.	20,000
Michael Burdiek	2,500
Richard Vitelle	10,000
All officers and directors as a group	32,500

(4)	For the purposes of determining the percentage of outstanding Common Stock held by the persons set forth in the table and by all officers and directors as a group, the number of shares is divided by the sum of the number of outstanding shares of the Company's Common Stock on June 10, 2010 (27,644,293 shares) and the number of shares of Common Stock subject to options and warrants exercisable currently or within 60 days of June 10, 2010 by such persons or by the officer and director group as a whole.

(5)	The address for Dimensional Fund Advisors is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Shares owned are as of March 31, 2010 per a Form 13F filed with the SEC on May 6, 2010. This Form 13F stated that Dimensional Fund Advisors has sole voting power as to 1,572,620 shares and sole dispositive power as to all 1,579,842 shares.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

At February 28, 2010, the Company had two equity award plans, the 1999 Stock Option Plan and the 2004 Incentive Stock Plan (the “2004 Stock Plan”). Under the 2004 Stock Plan, various types of equity awards can be made, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), phantom stock and bonus stock. To date, only stock options, restricted stock, RSUs and bonus stock have been granted under the 2004 Stock Plan. Options can no longer be granted under the 1999 Stock Option Plan. The 1999 Stock Option Plan and the 2004 Stock Plan were both approved by the Company's stockholders.

The following table sets forth information regarding securities authorized for issuance under equity compensation plans as of February 28, 2010:

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price	equity compensation
	outstanding	of outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	the second column)
Equity compensation plans
approved by stockholders	3,096,649 (1)	$5.82 (2)	2,047,173
Common stock purchase
warrants not approved by
stockholders	870,000 (3)	$3.83	0
Total	3,966,649	$5.22 (2)	2,047,173

(1)	Includes 1,074,000 shares issuable upon vesting of outstanding RSUs under the 2004 Stock Plan.

(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of 1,074,000 outstanding RSUs as there is no exercise price associated with these equity awards.

(3)	Amount is comprised of 350,000 warrants issued to EchoStar Technologies Corporation in December 2007 pursuant to a settlement agreement, 20,000 warrants issued to a key supplier in October 2009, and 500,000 warrants issued in December 2009 and January 2010 in conjunction with the issuance of $5 million in subordinated promissory notes.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis

Role of the Compensation Committee

The members of the Compensation Committee have been appointed by the Board of Directors. The Compensation Committee currently consists of three directors, all of whom are "independent directors" as defined in the listing standards of the NASDAQ Marketplace Rules. The current members of the Compensation Committee are Thomas Pardun, who serves as Chair, Kimberly Alexy, and Frank Perna, Jr.

The Compensation Committee operates under a written charter that was originally adopted by the Board in December 2002 and which has subsequently been amended from time to time, most recently in January 2007. The charter of the Compensation Committee is posted on the Company’s website at www.calamp.com.

The Compensation Committee is responsible for monitoring the performance and compensation of executive officers, reviewing the compensation plans, including bonuses, and administering the Company's equity award plans. While the Company's Board of Directors is responsible for the final approval of executive compensation, it relies heavily on the advice and recommendations of the Compensation Committee.

Compensation Philosophy and Programs

The Company’s executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for the Compensation Committee's administration of the executive compensation program:
  executive compensation should be comparable to the average or median compensation level of comparable companies (as discussed in further detail below) to allow the Company to attract and retain talented management;

  annual variable compensation should reward the executives for achieving specific results that are intended to increase stockholder value;

  total compensation for each executive should be related to overall Company performance as well as individual performance;

  the compensation program should align the interests of the Company's executives with those of its stockholders; and

  supplemental benefits and perquisites that reward executives without regard to performance should be minimal.
Elements of Compensation

In order to achieve the above goals, the total compensation package of the executive officers includes base salary, an annual cash bonus, and long-term compensation in the form of equity awards. Salary is set at a competitive level to attract and retain qualified candidates. Bonuses are tied specifically to performance of the Company or a specific business unit of the Company and/or individual contributions. Equity-based incentive awards are granted in amounts the Compensation Committee believes are necessary to provide incentives for future performance, taking into account competitive long-term incentive practices of similar companies, responsibilities and duties of each officer, and individual performance. This mix of compensation elements is intended to place a significant portion of compensation at risk and emphasizes performance.

The Company also provides executive officers with benefit plans that are generally available to all regular full-time employees of CalAmp. The Compensation Committee believes that appropriately balancing the total compensation package and ensuring the viability of each component of the package (both on its own and taken together as a whole) is necessary in order to provide market-competitive compensation. The Compensation Committee strives to balance the various components of the officer compensation program in order to motivate executives to improve the Company's results on a cost-effective basis. The factors that are used to determine individual compensation packages are generally similar for each named executive officer, including the CEO.

Role of Management in the Compensation Determination Process

The Compensation Committee periodically meets with the Company's Chief Executive Officer and Chief Financial Officer to obtain information with respect to compensation programs. The CEO makes recommendations to the Compensation Committee on the base salaries, incentive targets and measures, and equity compensation for the Company's executive officers. The Compensation Committee considers, but is not bound by and does not always accept, management’s recommendations with respect to officer compensation. The Compensation Committee also periodically seeks input from compensation consultants or other independent information sources prior to making any final determinations. The CEO and CFO attend most of the Compensation Committee’s meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management. The Compensation Committee discusses the CEO's compensation package with him, but generally makes decisions with respect to the CEO's compensation without him present. The Compensation Committee has not delegated any of its authority with respect to compensation of officers to any member of management.

Role of Compensation Consultants in the Compensation Determination Process

The Compensation Committee has the authority to engage its own compensation consultants and other independent advisors to assist in creating and administering the Company's executive compensation policies. Periodically since 2003, the Compensation Committee has retained the services of Towers Perrin or Compensia, independent compensation consulting firms, to conduct various compensation-related studies and analyses. During this time period, Towers Perrin and Compensia have not provided any other services to the Company and have received no compensation other than with respect to services provided to the Compensation Committee. No outside compensation consultant was engaged for the determination of fiscal 2010 officer compensation. Instead, as described below, an analytical approach used by an outside compensation consultant in earlier years was utilized by the Compensation Committee to evaluate and establish fiscal 2010 compensation of the executive officers.

Determination of Executive Officer Compensation for fiscal 2010

     Comparative Analysis

Prior to the beginning of fiscal 2010, acting pursuant to a directive from the Compensation Committee, management prepared a competitive assessment of the cash and equity compensation for executive management for fiscal 2010 utilizing the same analytical methodology and framework that had been employed by Towers Perrin in previous years. This competitive compensation analysis was prepared by comparing the cash and equity-based compensation of the Company's executive officers with the combined, or blended, compensation data of the Radford Executive Survey and of a public company peer group (the "Peer Group") as reported in proxy statements and other public filings. The Peer Group for fiscal 2010, consisting of 12 companies of similar size and profile to CalAmp, was compiled by management and was approved by the Compensation Committee. These peer companies are Airspan Networks Inc., Anaren Inc., Digi International Inc., EFJ Inc., Endwave Corp., Globecomm Systems, KVH Industries Inc., LoJack Corporation, PCTEL Inc., Numerex Corp., TeleCommunication Systems Inc. and Zhone Technologies Inc.

The competitive compensation analysis for fiscal 2010 was reviewed and discussed at a meeting of the Compensation Committee on February 26, 2009.

     Base Salary

Base salary for named executive officers, including that of the CEO, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position.

No increases in executive officer base salaries were made for fiscal 2010 because the competitive compensation analysis for fiscal 2010 indicated that the current cash compensation of the Company's executives was close to the median cash compensation of executives at comparable companies as reported by the Radford Executive Survey and the Peer Group companies. Also during fiscal 2010, in conjunction with company-wide cost reductions implemented in response to the global economic downturn, Mr. Gold voluntarily reduced his annual base salary from $425,000 to $380,000 effective May 11, 2009. Base salary amounts for the executive officers are shown in the Summary Compensation Table on page 30.

     Short-Term Incentive Compensation Plan

The Company’s annual incentive bonus plan for executive officers reflects the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the financial performance of the Company. The aggregate value of total cash compensation (base salary and bonus) for executives is generally targeted at approximately the 50th percentile of executive compensation at comparable companies, based on the blended data of the Radford Executive Survey and the Peer Group companies, with the intent that superior performance under the incentive compensation plan would enable each executive to elevate his total cash compensation to a level that is above the average of comparable companies.

At the Compensation Committee's February 26, 2009 meeting, the CEO presented the proposed parameters of the executive officer short-term incentive plan for fiscal 2010, including weighting factors, incentive amounts as a percentage of base salary, and quantitative goals. The Compensation Committee approved the fiscal 2010 short-term incentive plan at a subsequent meeting on March 26, 2009. The quantitative goals for the fiscal 2010 short-term incentive plan were consolidated revenue and consolidated earnings before interest, taxes, depreciation, amortization and stock-based compensation expense, or EBITDA, per the fiscal 2010 Annual Operating Plan ("AOP"). These measures are believed to best reflect the short-term performance of the Company, as they are directly influenced by management's actions.

The proposed incentive amounts for fiscal 2010 as a percentage of base salary at the target and maximum levels were lowered from the percentages used in prior years because the Company's revenue and profitability for fiscal 2010 were projected to be significantly below historical levels primarily because of the global economic downturn.

For the fiscal 2010 short-term incentive plan, threshold, target and maximum performance levels for both financial goals were established corresponding to payout levels for each officer as follows:

	Incentive Amounts as a % of Base Salary
	Threshold	Target	Maximum
CEO	15%	50%	100%
COO and CFO	15%	40%	80%
VP Corporate Development	15%	30%	60%

The Compensation Committee believes that this structure rewards the executives for overachievement of the Company's quantitative goals and provides limited downside protection in the event of performance that is close to, but below, the target level. For fiscal 2010, the quantitative goals at the target level were set equal to consolidated revenue and EBITDA as shown in the fiscal 2010 AOP, which is consistent with the methodology used for the short-term incentive plans of previous years. Quantitative goals at the threshold and maximum performance levels were determined by varying the goal amounts up or down from the projected revenue and EBITDA amounts shown in the fiscal 2010 AOP. The AOP is established by management and approved by the Board at the beginning of each fiscal year, and reflects performance levels that the Board feels are challenging but achievable with significant effort. The maximum levels for each measure are generally set so as to represent both extremely challenging performance goals and outstanding achievement. Payouts are prorated on a straight-line basis for achievement between the threshold and target levels or the target and maximum levels. If the Company does not achieve at least the threshold performance level for a measure, no payout is made for that measure.

The fiscal 2010 quantitative goals were as follows (in millions):

	Threshold	Target	Maximum
Consolidated revenue	$111.4	$123.8	$148.5
Consolidated EBITDA	$4.7	$5.9	$7.6

For fiscal 2010, the Committee determined to revise the weighting factors to place a heavier emphasis on achieving revenue growth. The fiscal 2010 quantitative goal weighting factors for each officer were as follows:

	Consolidated	Consolidated
	Revenue	EBITDA
CEO	55%	45%
COO	60%	40%
CFO	45%	55%
VP Corporate Development	55%	45%

For fiscal 2010, actual consolidated EBITDA was less than the threshold level of $4.7 million specified in the fiscal 2010 short-term incentive plan, and consequently no bonus amounts were earned for that quantitative goal. Actual consolidated revenue for fiscal 2010 was just above the threshold level of $111.4 million for that quantitative goal, so each executive officer earned a bonus amount on that basis. Bonus amounts paid to the executive officers for fiscal 2010 are shown in the column titled "Non-Equity Incentive Plan (Bonus Plan)" of the Summary Compensation Table on page 30.

     Equity Awards

The Compensation Committee believes that equity compensation plans are an essential tool to align the long-term interests of stockholders and employees, particularly members of executive management, and serve to motivate executives to make decisions that will, in the long run, provide the best returns to stockholders. The Compensation Committee also believes that broad-based equity plans remain an essential element of a competitive compensation package, given that such plans are offered currently by most public technology companies with whom the Company competes for both executives and non-executive employees.

At a meeting of the Compensation Committee held on July 30, 2009, the CEO presented proposed equity awards for the executive officers that consisted of a combination of stock options and restricted stock. The Compensation Committee and the Board believe that the use of such equity awards as part of the executive officer compensation program helps drive long-term Company performance, aligns the interests of the officers with those of the Company's stockholders, and provides a retention factor though long-term vesting of equity awards.

During this meeting the Compensation Committee considered the information on total direct compensation (cash plus equity compensation) contained in the fiscal 2010 competitive compensation assessment described above that compared the compensation of the Company’s officers with compensation data of the Radford Executive Survey and the Peer Group companies. It was noted during this Compensation Committee meeting that target total direct compensation of the Company’s executive officers as a group was 28% below the median total direct compensation amount of the Radford Executive Survey and the Peer Group companies. Nonetheless, after considering the number of equity award units available for grant in the Company's 2004 Incentive Stock Plan and the equity award "burn rate" (total equity awards granted during the year divided by total common stock shares outstanding), the Compensation Committee determined not to increase the proposed fiscal 2010 executive officer equity awards above the level proposed by the CEO.

Following the Compensation Committee's review and deliberation, the Compensation Committee approved the proposed equity awards for the officers, and these awards were ratified by the full Board on the same day. These equity awards are detailed in the Grants of Plan-Based Awards for Fiscal 2010 table on page 31.

Equity Award Practices

The Compensation Committee or the Board of Directors approves all equity awards. Equity awards, typically consisting of stock options, restricted stock or RSUs, are generally made when a key employee, including an executive officer, joins the Company, and generally on an annual basis thereafter. These officer and key employee equity awards typically vest over a four-year period. Stock options are granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The date of grant is the date on which the Compensation Committee or the Board meets and approves the particular option grant or grants. During fiscal years 2008, 2009 and 2010, the Compensation Committee made the annual grant of equity awards to officers and key employees on the day of the annual meeting of stockholders, at the same time that equity awards were made to non-employee directors pursuant to the provisions of the Company's 2004 Stock Plan. In the future, the Compensation Committee expects to continue this practice of making the annual officer and key employee equity awards on the same day as the annual meeting.

The size of an initial equity award to an officer or key employee is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual’s performance and potential contributions. In establishing the amount and type of equity awards to the Company’s executives, the Compensation Committee takes into consideration each officer's duties and responsibilities, individual performance, and the competitive compensation analysis in which the officers' total direct compensation is benchmarked against compensation data of the Radford Executive Survey and the Peer Group companies. The Compensation Committee also takes into consideration the equity award burn rate in relation to industry averages published by RiskMetrics Group and the financial statement impact of proposed equity awards.

The Company does not time the granting of equity awards with any favorable or unfavorable news released by the Company. The timing of initial grants is driven by the date of hire of new employees. The date of the annual meeting of stockholders, at which time the Compensation Committee reviews and approves annual equity grants for officers and key employees, is usually established about three months in advance.

Executive Officer Stock Ownership Guidelines

In April 2004, the Compensation Committee adopted minimum stock ownership guidelines for executive officers. For the CEO, the guideline stock ownership amount is 2.5 times annual base salary, and for all other executive officers the guideline stock ownership amount is 1.5 times annual base salary. The market value of the stock on the date of acquisition serves as the basis for determining compliance with the guidelines. At the end of fiscal 2010, all executive officers were in compliance with these stock ownership guidelines except for Michael Burdiek, Chief Operating Officer, who held stock with an acquisition date value of 1.4 times his base salary.

Retirement Benefits

The Company does not provide pension benefits or deferred compensation plans to any of its employees, including the named executive officers, other than a 401(k) plan that is open to all regular, full-time U.S. employees. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S. employees, including the named executive officers, are permitted to contribute up to the limit prescribed by the Internal Revenue Service on a before-tax basis. Prior to April 6, 2009, the Company matched 50% of the first 4% of pay contributed to the 401(k) plan each year. Effective on that date, the Company’s matching contributions to the 401(k) plan were suspended as part of a company-wide cost reduction program.

Adjustment or Recovery of Payments

Under Section 304 of the Sarbanes-Oxley Act of 2002, CEOs and CFOs of companies that have to restate earnings because of financial “misconduct” must pay back the bonuses and incentive compensation that they received from their companies. Beyond this statutory requirement, CalAmp does not currently have a policy requiring a fixed course of action with respect to compensation adjustments following later restatements of performance targets. Under those circumstances, it is anticipated that the Compensation Committee and the Board would evaluate whether other compensation adjustments in addition to those mandated under the Sarbanes-Oxley Act were appropriate based upon the facts and circumstances surrounding the restatement.

Severance and Change of Control Payments

The Company's Board of Directors has provided executive officers with severance and change of control arrangements in order to promote stability and continuity, and to mitigate a potential disincentive for the executives to pursue and execute an acquisition of the Company, particularly where the services of these executive officers may not be required by the acquirer. For a more detailed description of these severance and change of control benefits, please see the discussion under “Employment Contracts and Change-In-Control Arrangements” on page 33.

Other Compensation

Other elements of executive compensation include life and long-term disability insurance and health benefits. These benefits are also available to all regular, full-time U.S. employees of the Company, except that the Company pays the entire disability and health insurance premiums for the named executive officers. The named executive officers are also covered by a supplemental medical insurance program that reimburses the officer for out-of-pocket eligible medical costs up to an annual limit of $100,000 per officer. Company payments for named executive officers pursuant to these other elements of compensation in fiscal 2010 are included in the “All Other Compensation” column in the Summary Compensation Table on page 30.

Relationship Between Compensation and Risk

The Compensation Committee considers risk in establishing goals for executive officer incentive compensation. Quantitative goals used for incentive compensation purposes are financial measures that are defined in U.S. Generally Accepted Accounting Principles (GAAP) or are readily derived from such GAAP-based measures. When non-quantitative goals are used, the Compensation Committee strives to ensure that such goals are not only objective and verifiable, but are also sustainable and consistent with both the short-term and long-term interests of the Company’s stockholders. Incentive compensation that is earned by the executive officers for a given fiscal year is not paid until the Company’s independent public accounting firm has completed its audit of the Company’s financial statements for such year, and not until both the Compensation Committee and the Board of Directors have approved such payouts. The Compensation Committee believes that an appropriate balance between short-term and long-term incentive compensation elements for officers, including equity awards that vest over several years, helps mitigate risk associated with incentive compensation.

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the named executive officers (other than the CFO) at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m). The Compensation Committee generally intends to comply with the requirements for full deductibility of executive compensation under Section 162(m). However, the Compensation Committee will balance the costs and burdens involved in such compliance against the value to the Company and its stockholders of the tax benefits that the Company would obtain as a result, and may in certain instances pay compensation that is not fully deductible if, in its determination, such costs and burdens outweigh such benefits.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2010.

COMPENSATION COMMITTEE

Thomas Pardun, Chair
Kimberly Alexy
Frank Perna, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended February 28, 2010, the Compensation Committee was comprised of Mr. Pardun, Ms. Alexy, Mr. Perna and, for the first three months of fiscal 2010, Mr. Moyer. There are no interlocks between the Company and other entities involving the Company's executive officers and directors who serve as executive officers or directors of other entities.

SUMMARY COMPENSATION TABLE

The table below sets forth the compensation awarded to, earned by, or paid to each of the Company's executive officers for the last three fiscal years.

				Grant Date Fair Value:		Non-Equity	All Other
	Fiscal			Stock	Option	Incentive Plan	Compen-
Name and Position	Year	Salary	Bonus	Awards	Awards	(Bonus Plan)	sation		Total
				(1)	(1)	(2)
Richard Gold (3)	2010	$385,134	$-0-	$288,000	$100,000	$36,377	$15,660	(6)	$825,171
Chief Executive Officer	2009	425,000	-0-	-0- (4)	489,000	-0-	14,196		928,196

Michael Burdiek (5)	2010	280,000	-0-	144,000	62,500	27,621	17,335	(7)	531,456
President and Chief	2009	275,846	-0-	106,500	153,600	48,332	18,117		602,395
Operating Officer	2008	240,000	-0-	85,600	130,000	17,000	14,562		487,162

Garo Sarkissian	2010	210,000	-0-	72,000	25,000	18,324	17,966	(8)	343,290
VP Corporate	2009	210,000	-0-	63,900	64,000	10,500	17,166		365,566
Development	2008	200,000	-0-	64,200	78,000	22,000	26,776		390,976

Richard Vitelle	2010	280,000	-0-	108,000	37,500	20,716	8,000	(9)	454,216
VP Finance and CFO	2009	280,000	-0-	85,200	115,200	30,343	11,600		522,343
	2008	268,000	-0-	107,000	156,000	27,000	15,263		573,263

(1)	Amounts shown in these columns represent the grant date fair value for equity awards made during fiscal 2010. The fair value of restricted stock awards is the closing stock price on the grant date. The fair value of option grants is computed using the Black-Scholes option pricing model and assuming no forfeitures. Assumptions made for the purpose of computing the fair value of stock options are described in the Company’s fiscal 2010 Annual Report on Form 10-K in Note 8 to the Consolidated Financial Statements under the heading “Equity Awards”.

(2)	Cash incentive amounts paid for fiscal 2010 were earned as the result of actual financial performance against quantitative goals for the year. Amounts paid for fiscal 2009 were based on achievement of certain individual goals specific to each officer. Mr. Gold declined to accept his earned bonus of $74,400 for fiscal 2009.

(3)	Mr. Gold, formerly a non-employee director and Chairman of the Board, became an employee effective February 29, 2008 and was appointed President and CEO on March 4, 2008. He voluntarily reduced his base salary from $425,000 to $380,000 effective May 11, 2009 in conjunction with a company-wide cost reduction program. On April 5, 2010, Mr. Gold relinquished the President title upon Mr. Burdiek's promotion. See note 5 below.

(4)	Mr. Gold was awarded 200,000 shares of restricted stock on February 29, 2008 upon his acceptance of an employment position with the Company. The grant date fair value of this equity award, $546,000, is not shown in the table because this award occurred in fiscal 2008, and Mr. Gold did not become an executive officer of the Company until fiscal 2009.

(5)	Mr. Burdiek was promoted from Wireless DataCom Division President to Chief Operating Officer effective June 11, 2008, at which time his base salary was increased from $265,000 to $280,000. Subsequent to fiscal 2010, effective April 5, 2010 Mr. Burdiek was promoted to President and Chief Operating Officer and his base salary was increased to $320,000.

(6)	Includes $952 for a Company matching contribution under the 401(k) Plan, $6,343 under an executive medical cost reimbursement program, and $8,365 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Gold.

(7)	Includes $646 for a Company matching contribution under the 401(k) Plan, $9,044 under an executive medical cost reimbursement program, and $7,645 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Burdiek.

(8)	Includes $485 for a Company matching contribution under the 401(k) Plan, $10,346 under an executive medical cost reimbursement program, and $7,135 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Sarkissian.

(9)	Includes $646 for a Company matching contribution under the 401(k) Plan, $1,086 under an executive medical cost reimbursement program, and $6,268 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Vitelle.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2010

The table below sets forth the grants of stock options and restricted stock under our 2004 Incentive Stock Plan and other plan-based awards to the named executive officers during fiscal 2010.

						All Other	All Other
						Stock	Option
						Awards:	Awards:	Exercise	Market	Grant Date
			Estimated Future Payouts			Number of	Number of	Base Price	Price on	Fair Value
			Under Non-Equity			Shares of	Securities	of Option	Grant	of Stock
	Grant	Approval	Incentive Plan Awards (1)			Stock or	Underlying	Awards	Date	and Option
Name	Date	Date	Threshold	Target	Maximum	Units (#)	Options (#)	($/Sh.)	($/Sh.)	Awards ($)
Richard Gold			$58,125	$193,750	$387,500
Chief Executive	7/30/09	7/30/09				160,000			$ 1.80	$288,000
Officer	7/30/09	7/30/09					80,000	$ 1.80	$ 1.80	$100,000

Michael Burdiek			$42,000	$112,000	$224,000
President and	7/30/09	7/30/09				80,000			$ 1.80	$144,000
COO	7/30/09	7/30/09					50,000	$ 1.80	$ 1.80	$62,500

Garo Sarkissian			$31,500	$63,000	$126,000
VP Corporate	7/30/09	7/30/09				40,000			$ 1.80	$72,000
Development	7/30/09	7/30/09					20,000	$ 1.80	$ 1.80	$25,000

Richard Vitelle			$42,000	$112,000	$224,000
VP Finance	7/30/09	7/30/09				60,000			$ 1.80	$108,000
and CFO	7/30/09	7/30/09					30,000	$ 1.80	$ 1.80	$37,500

(1)
The amounts shown in these columns represent the threshold, target and maximum payout levels under the fiscal 2010 executive officer short-term incentive plan. The actual amount of incentive bonus paid to each named executive officer for fiscal 2010 is reported under the "Non-Equity Incentive Plan (Bonus Plan)" column of the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2010

The following table sets forth the number of shares acquired upon vesting of restricted stock of each named executive officer during the fiscal year ended February 28, 2010, and the associated value realized. There were no option exercises by the named officers during fiscal 2010.

	Stock Awards
	Number of	Value
	Shares Acquired	Realized on
Name and Position	On Vesting (#)	Vesting ($)
Richard Gold	50,000	$140,500
Chief Executive Officer

Michael Burdiek	17,500	$28,650
President and Chief
Operating Officer

Garo Sarkissian	11,250	$18,563
VP Corp. Development

Richard Vitelle	16,250	$27,038
VP Finance and CFO

OUTSTANDING EQUITY AWARDS AT THE END OF FISCAL 2010

The following table sets forth the outstanding equity awards of each named executive officer as of the end of fiscal 2010. All outstanding option awards reported in this table vest in equal annual installments over four years and expire 10 years from the date of grant. All outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over four years. At the end of fiscal 2010 there were no unearned equity awards under performance-based plans.

	Option Awards				Stock Awards
	Number of	Number of				Market
	Securities	Securities			Number of	Value of
	Underlying	Underlying			Shares of	Shares of
	Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name and Position	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)
Richard Gold (1)	8,000	0	$10.88	12/14/10	260,000	$730,600
Chief Executive Officer	8,000	0	5.15	07/23/11
	8,000	0	4.99	07/19/12
	8,000	0	3.89	07/18/13
	8,000	0	6.25	08/27/14
	8,000	0	8.53	08/03/15
	4,000	0	6.51	07/27/16
	75,000	225,000	2.73	03/04/18
	0	80,000	1.80	07/30/19

Michael Burdiek	48,750	16,250	8.45	06/28/16	127,500	$358,275
President and Chief	25,000	25,000	4.28	08/01/17
Operating Officer	30,000	90,000	2.13	07/24/18
	0	50,000	1.80	07/30/19

Garo Sarkissian	20,000	0	8.16	10/04/15	70,000	$196,700
VP Corp. Development	7,500	2,500	13.66	05/05/16
	15,000	15,000	4.28	08/01/17
	12,500	37,500	2.13	07/24/18
	0	20,000	1.80	07/30/19

Richard Vitelle	35,000	0	5.15	07/23/11	102,500	$288,025
VP Finance and CFO	40,000	0	5.00	03/07/12
	20,000	0	3.16	04/25/13
	30,000	0	7.25	05/12/14
	60,000	0	5.69	05/04/15
	45,000	15,000	13.66	05/05/16
	30,000	30,000	4.28	08/01/17
	22,500	67,500	2.13	07/24/18
	0	30,000	1.80	07/30/19

(1)	Mr. Gold’s stock options that have expiration dates of 12/14/10 through 7/27/16 were granted to him during the period from December 2000 to February 2008 that he served as a non-employee director of the Company. These options were granted pursuant to the non-employee director equity award provisions of the Company’s 1999 Stock Option Plan and 2004 Incentive Stock Plan.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has entered into change of control and salary continuation agreements with the named executive officers designed to protect such executives against the loss of their positions as a result of termination without Cause or termination for Good Reason following a Change of Control, in which:
  "Cause" is defined as the occurrence or existence of any of the following with respect to the covered executive officer, as determined by a majority of the directors of the Board: (i) unsatisfactory performance of the officer's duties or responsibilities, after written notice and reasonable opportunity to cure; (ii) willful failure to follow any lawful directive of the Company or Board consistent with the officer's position and duties, after written notice and reasonable opportunity to cure; (iii) material breach by the officer of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates that has not been approved by a majority of the disinterested directors of the Board; (iv) commission of any willful or intentional act that could reasonably be expected to materially injure the property, reputation, business or business relationships of the Company or its customers; or (v) the conviction or the plea of "no contest' to a felony involving moral turpitude;

  "Good Reason" is defined as (i) a material change or reduction in the officer's authority, duties and responsibilities following a Change of Control; (ii) transfer of the officer to another work location that is materially further away from the officer's current primary residence than the officer's current work location; or (iii) a material reduction in the officer's base salary made without the officer's consent; and

  "Change of Control" is defined as the first to occur of (i) the sale or other transfer of all or substantially all of the assets of the Company to any person or group; (ii) the adoption of a plan of liquidation or dissolution of the Company; (iii) the merger or consolidation of the Company with or into another entity, or the merger of another entity into the Company or any subsidiary of the Company with the effect that immediately after the transaction the stockholders of the Company hold less than 50% of the total voting power of all securities entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation; or (iv) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company entitled to vote in the election of directors of the Company.
If the officer is terminated at any time without Cause, or the officer terminates his employment for Good Reason within the 12-month period immediately following a Change of Control, then the officer is entitled to severance in the form of continuation of payments of base salary and employee benefits coverage for 12 months (or 24 months in the case of the Chief Executive Officer). Under the provisions of Mr. Gold’s employment agreement as amended, the severance benefit of 24 months declines by one month for each month of service after the first two years of employment until the severance benefit reaches 12 months following 36 months of employment, after which the severance benefit remains fixed at 12 months.

Each agreement continues in effect until May 30, 2011 (or March 4, 2011 in the case of Mr. Gold’s agreement), and automatically renews for successive one-year terms thereafter; provided, however, that failure by the Company to renew the agreement constitutes termination without Cause.

For illustration purposes, if the Change of Control or salary continuation provisions had been triggered as of the end of fiscal 2010 for any of the named executive officers, the total salary continuation benefits payable would have been $760,000 for Mr. Gold, $280,000 for Mr. Burdiek, $210,000 for Mr. Sarkissian and $280,000 for Mr. Vitelle.

In the event Mr. Gold’s employment with the Company is terminated without Cause, 50% of Mr. Gold's then unvested equity awards granted to him as an employee of the Company would become immediately vested. If the Company experiences a Change of Control and within a year of such change of control Mr. Gold’s employment with the Company is terminated without Cause or Mr. Gold terminates the agreement for Good Reason (as defined above), 75% of Mr. Gold's then unvested equity awards granted to him as an employee of the Company would become immediately vested. For illustration purposes, if these provisions had been triggered as of the end of fiscal 2010, the value of this accelerated vesting (based on the closing price of the Company’s Common Stock at the end of fiscal 2010 of $2.81 per share) would have been $446,000 (in the case of a termination without Cause other than in connection with a Change of Control) and $669,000 (in the case of a termination without Cause or for Good Reason in connection with a Change of Control).

STOCK PERFORMANCE GRAPH

The following graph and table compares the Company's stock performance to three stock indices over a five-year period assuming a $100 investment was made on the last day of fiscal year 2004.

Years Ended February 28,	2005	2006	2007	2008	2009	2010
CalAmp Corp.	100	139	123	38	7	39
NASDAQ Composite Index	100	112	119	110	54	88
NASDAQ Electronic Components	100	109	112	104	62	106
NASDAQ Telecommunications	100	100	132	109	58	102

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission, the National Association of Securities Dealers and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to the fiscal year ended February 28, 2010. Based solely upon a review of reports delivered to the Company during this period, all of these filing requirements were satisfied on a timely basis, except that Frank Perna, Michael Burdiek and Richard Vitelle did not file Form 4s with the Securities and Exchange Commission to report their acquisition of common stock purchase warrants that were issued by the Company in conjunction with the subordinated debt financing referred to below until after the due date for such Form 4s.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has adopted a policy pursuant to which material transactions between the Company and its executive officers, directors, nominees for election as directors, and principal stockholders (i.e., stockholders owning beneficially five percent or more of the outstanding voting securities of the Company) and members of the immediate family of any of the foregoing persons, shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount that exceeds $60,000.

In conjunction with refinancing the Company's bank credit facility during fiscal 2010, the Company issued subordinated promissory notes in the aggregate principal amount of $5 million bearing 12% interest and maturing on December 21, 2012. A total of 500,000 common stock purchase warrants were issued to the purchasers of the subordinated promissory notes. The warrants are exercisable at $4.02 per share and have an expiration date of December 12, 2012. Three insiders of the Company participated as investors in the subordinated debt financing in the aggregate note principal amount of $325,000, representing 6.5% of the total amount of the subordinated debt and warrants issued, as follows:

	Principal
	Amount of	Number of
	Subordinated	Warrants
	Notes	Acquired
Frank Perna, Chairman	$200,000	20,000
Michael Burdiek, President & COO	$25,000	2,500
Richard Vitelle, CFO	$100,000	10,000

The remaining 93.5% of the subordinated promissory note principal and warrants were issued to investors who are not affiliated with the Company, and were issued on the same terms and conditions as the notes and warrants that were issued to these three Company insiders. The participation in the subordinated debt financing by the three Company insiders was approved by the disinterested members of the Board of Directors after taking into considering the challenging credit market conditions and terms and conditions of the financing. There were no other related party transactions that occurred during the fiscal year ended February 28, 2010.

ANNUAL REPORT

The Annual Report to Stockholders for the fiscal year ended February 28, 2010 is being sent to all stockholders with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of any proxy.

The Company will also provide without charge a copy of its Annual Report on Form 10-K, including financial statements and related schedules, filed with the Securities and Exchange Commission, upon written or oral request from any person who was holder of record, or who represents in good faith he/ she was a Beneficial Owner, of Common Stock of the Company on June 10, 2010. Any such request shall be addressed to the Company at 1401 North Rice Avenue, Oxnard, California 93030, Attention: Corporate Secretary or by calling (805) 987-9000.

STOCKHOLDER PROPOSALS

The Bylaws of the Company provide that at any meeting of the stockholders only such business shall be conducted as shall have been brought before the meeting by or at the discretion of the Board of Directors or by any stockholder of the Company who gives written notice (in the form required by the Bylaws) of such business to the Corporate Secretary of the Company not less than 60 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. The Bylaws also provide that only such nominations for the election of directors may be considered as are made by the Board of Directors, or by any stockholder entitled to vote in the election of directors who provides written notice (in the form required by the Bylaws) of such stockholder's intent to make such nomination to the Corporate Secretary of the Company not later than 60 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

Stockholders who intend to submit proposals for inclusion in the Proxy Statement relating to the fiscal year ending February 28, 2011 must do so by sending the proposal and supporting statements, if any, to the Company no later than February 15, 2011. Such proposals should be sent to the attention of the Corporate Secretary, CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030.

OTHER MATTERS

Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person or person(s) acting under the proxy.

By Order of the Board of Directors,

Richard K. Vitelle
Corporate Secretary

Oxnard, California
June 17, 2010

CALAMP CORP. 1401 N. RICE AVE. OXNARD, CA 93030
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M25823-P98948	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CALAMP CORP.			For All	Withhold All	For All Except
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐	☐	☐
1.	Election of Directors
	NOMINEES: 01) Frank Perna, Jr. 02) Kimberly Alexy 03) Richard Gold	04) A.J. "Bert" Moyer 05) Thomas Pardun 06) Larry Wolfe
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals		For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposals:
2.	Ratify the selection of SingerLewak LLP as CalAmp's independent auditing firm for the fiscal year ending February 28, 2011.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.	☐	☐	☐

NOTE: Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership’s name by an authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
You can view the Notice and Proxy Statement and Annual Report on the Internet at https://materials.proxyvote.com/128126, which does not use "cookies" or other software that identifies visitors accessing the website.

M25824-P98948
CALAMP CORP.
1401 N. Rice Avenue
Oxnard, California 93030
PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 29, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALAMP CORP.

The undersigned stockholder of CalAmp Corp. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2010 Annual Meeting of Stockholders, and hereby appoints Frank Perna and Richard Gold, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, and to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting, all the shares of Common Stock of the Company held of record by the undersigned on June 10, 2010 at the Annual Meeting of Stockholders to be held on July 29, 2010 and at any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTOR LISTED AND IN THE DISCRETION OF THE PROXIES ON MATTERS DESCRIBED IN PROPOSALS 2 AND 3 ON THE REVERSE SIDE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side